EXHIBIT 10.68

PRIVATE OPTION AGREEMENT

This Private Option Agreement is made as of the 14th day of December, 2009, by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (“Grantor”), and Kenglo One Ltd. (“Holder”).

1.           Grant of Option.  Grantor hereby irrevocably grants to Holder the right and option, hereinafter called the “Option,” to purchase from Grantor up to 1,299,000 shares of common stock, par value $0.001 per share, of Princeton Acquisitions, Inc. (a/k/a Standard Gold) (“Princeton”; and the shares of common stock of Princeton subject to this Option, the “Option Shares”), subject to the terms and conditions herein set forth.  The parties hereby acknowledge and agree that this Option is being issued pursuant to that certain Loan Agreement dated on or around the date hereof by and between Grantor and Holder (the “Loan Agreement”), the terms and conditions of which are incorporated herein.

2.           Purchase Price.  The purchase price of the Option Shares covered by this Option shall be One U.S. Dollar (US$1.00) per Option Share, hereinafter referred to as the “Option Exercise Price.”

3.           Term of Option.  The Option shall become exercisable on the date hereof and until five (5) years from the date hereof.

4.           Exercise of Option.  Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to Grantor.  Such notice shall state the election to exercise the Option, the number of Option Shares with respect to which the Option is being exercised, and shall be signed by Holder.  Such notice shall be accompanied by full payment, in good and immediately available funds, of the total purchase price of the Option Shares being purchased upon such exercise.  By exercising such Option, Holder shall reaffirm, with respect to the Option Shares, as of the date of such exercise the representations, warranties and covenants of Holder as set forth in the Loan Agreement.  At the reasonable request of Grantor, at the time of any exercise of this Option, Holder shall also be required to make any additional reasonable representations, warranties or covenants with respect to the securities of Princeton.

5.           Transferability of Option; No Liens.  Grantor hereby represents and warrants to Holder that the Option Shares that may be transferred to Holder upon any exercise of this Option shall be free of any liens and encumbrances other than ordinary restrictions on subsequent transfer imposed by state and federal securities laws and other governing Princeton documents.

6.           General.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without regard to its conflicts-of-law principles.  The Loan Agreement (and any agreements referenced therein) and this Option set forth the complete agreement of the parties hereto with respect to the subject matter hereof, and may not be modified, waived or amended except in a writing executed by the parties hereto.

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In Witness Whereof, this Agreement is made as of the date first above written.

GRANTOR:		HOLDER:

Wits Basin Precious Minerals Inc.		KENGLO ONE LTD.

By:	/s/ Stephen D. King	By:	/s/ Ann Williams
Stephen D. King, Chief Executive Officer		Its: Director